SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 25, 1999

                               ANADIGICS, INC.
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            (Exact name of registrant as specified in its charter)

Delaware                         0-25662                     22-2582106
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(State or other jurisdiction   (Commission                (I.R.S. Employer
of incorporation)               File Number)               Identification No.)

35 Technology Drive
Warren, New Jersey                                              07059
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(Address of principal executive offices)                      (Zip Code)

        Registrant's telephone number, including area code (908) 668-5000

                                     None
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         (Former name or former address, if changed since last report.)

Item 5.     Other Events.

      For the 1999 third quarter, the Company reported a 61% increase in net sales to $35.5 million, as compared to $22.0 million in the 1998 third quarter. The Company's strong performance was driven primarily by record sales of integrated circuits for both wireless and broadband communications applications. On a year over year basis, wireless sales increased 88%, cable sales improved by 60% and fiber sales were up 39%.

      The Company recorded net income of $2.7 million, or $0.16 per diluted share. Excluding a reversal of $441,000 of previously accrued restructuring charges related to the Fab 1/Fab 2 transition, EPS was $0.15 per diluted share. This reversal reflects stronger than expected demand for our products. This quarter's net income compares very favorably with the break-even results in the third quarter of 1998.

      Excluding special charges, gross margin for the 1999 third quarter improved to 46.8% from 45.7% in the second quarter of 1999 and 31.2% in the 1998 third quarter. The higher margin is a result of leveraging fixed costs in a period of robust sales.

      Research and development expenses for the 1999 third quarter were $8.3 million, a 91% increase from $4.3 million in the third quarter of 1998 and a 30% increase from $6.4 million in the second quarter of 1999. The Company announced in the third quarter of 1999 its intention to accelerate process technology investments, particularly HBT technology for Wireless Power Amplifiers, and 10 Gbps Fiber applications. Selling and administrative expenses were $5.1 million for the third quarter, as compared to $3.1 million in the year-ago quarter and $4.9 million in the second quarter of 1999.

      For the nine months ended October 3, 1999, net sales increased 43% to $91.0 million, as compared to $63.5 million for the 1998 nine-month period. The Company reported net income, before special charges, of $5.2 million or $0.31 per diluted share for the nine-month period. Including special charges, the Company reported a net loss for the nine-month period of $1.8 million, or $0.12 per diluted share. Before special charges, the Company reported break even results for the 1998 nine-month period. Including special charges, the Company reported a net loss of $5.7 million, or $0.39 per diluted share for 1998.

      Except for historical information contained herein, this Form 8K contains forward-looking statements that involve risks and uncertainties, including, but not limited to, order rescheduling or cancellation, changes in estimated product lives, timely product and process development, individual product pricing pressure, variation in production yield, difficulties in obtaining components and assembly services needed for production of integrated circuits, change in economic conditions of the various markets the Company and its customers serve, as well as other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended December 31, 1998 and the Registration Statement on Form S-3 (Registration No. 333-83889). Forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes", "anticipates", "expects", or words of similar import. Similarly, statements that describe the Company's future plans, objectives, estimates, or goals are forward-looking statements.

                                 ANADIGICS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (Amounts in thousands, except share and per share amounts)

                                                             Three Months Ended                  Nine Months Ended
                                                             ------------------                  -----------------
                                                    Oct. 3, 1999         Sept. 27, 1998        Oct. 3, 1999         Sept. 27, 1998
                                                    ------------         --------------        ------------         --------------
                                                     (unaudited)           (unaudited)          (unaudited)          (unaudited)

Net sales                                                $ 35,460              $  22,041           $  91,042              $ 63,501
Cost of sales                                              18,862                 21,758              55,011                48,391
                                                ------------------   --------------------  ------------------   -------------------
Gross profit                                               16,598                    283              36,031                15,110
Research and development expenses                           8,293                  4,334              20,260                14,084
Selling and administrative expenses                         5,091                  3,084              13,834                 9,489
Restructuring charge                                         (441)1                1,357                (441)2               2,457
                                                ------------------   --------------------  ------------------   -------------------
Operating income (loss)                                     3,655                 (8,492)              2,378               (10,920)
Interest income, net                                          503                    560               1,497                 1,785
Provision for litigation settlement                                                                    6,925                     -
                                                ------------------   --------------------  ------------------   -------------------
Income (loss) before income taxes                           4,158                (7,932)             (3,050)               (9,135)
Provision (benefit) for income taxes                        1,413                (2,975)             (1,253)               (3,426)
Net income (loss)                                       $   2,745 1           $  (4,958)          $  (1,797)2           $  (5,709)
                                                ==================   ====================  ==================   ===================

Basic earnings (loss) per share                         $    0.18 1           $   (0.34)          $   (0.12)2           $   (0.39)
                                                ==================   ====================  ==================   ===================
Weighted average common shares
   Outstanding                                         14,991,987            14,734,430           14,876,40 1          14,719,025
                                                ==================   ====================  ==================   ===================

Diluted earnings (loss) per share                        $   0.16 1           $   (0.34)          $   (0.12)2           $   (0.39)
                                                ==================   ====================  ==================   ===================

Weighted average common and dilutive

   Securities outstanding                              16,891,326            14,734,430          14,876,401            14,719,025
                                                ==================   ====================  ==================   ===================

----------------------------------

                             (more tables to follow)

(1) Excluding the reversal of the restructuring charge of $441, the Company reported net income of $2,453 and diluted earnings per share of $0.15 during the third quarter of 1999.

(2) Excluding accelerated depreciation expense of $5,320 (associated with the planned closing of the Company's existing wafer fabrication facility), the provision for litigation settlement of $6,925, and the reversal of the restructuring charge of $441, the Company reported net income of $5,159 and diluted earnings per share of $0.31 during the nine month period ended October 3, 1999.

                               ANADIGICS, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

          (Amount in thousands, except share and per share amounts)

Assets                                          Oct. 3, 1999     Dec. 31, 1998*
                                                ------------     --------------
                                                 (unaudited)

Current assets:

     Cash and cash equivalents                    $   20,868          $  23,987
     Marketable securities                            16,486             16,923
     Accounts receivables, net                        23,518             11,848
     Inventory                                        10,387              8,729
     Prepaid expenses and other current assets         4,528              2,531
     Insurance settlement receivable                   5,325                  -
     Deferred taxes                                    5,486              4,345
                                                  ----------          ---------
Total current assets                                  86,598             68,363

     Marketable securities                             6,727              1,486
     Property and equipment:
          Equipment and furniture                    109,763             71,625
          Leasehold improvements                      27,453             15,717
          Projects in process                          1,460             34,286
     Less accumulated depreciation and                60,331             44,199
     amortization                                 ----------          ---------
                                                      78,345             77,429

     Other assets                                      1,655                865
     Deferred taxes                                    5,955              5,955
                                                  ----------         ----------
Total assets                                      $  179,280         $  154,098
                                                  ==========         ==========

Liabilities and Stockholders' Equity
Current liabilities:

     Accounts payable                             $   12,423          $   6,138
     Accrued litigation settlement costs              11,876                  -
     Accrued liabilities                               6,202              2,306
     Accrued restructuring costs                       1,000              1,567
     Current maturities of long-term debt              1,000              1,000
     Current maturities of capital lease                 164                229
     obligations
                                                  ----------         ----------
Total current liabilities                             32,665             11,240

Capital lease obligations, less current portion           67                183
     Other long-term liabilities                       1,354                868
     Long-term debt, less current portion              3,250              4,000
                                                  ----------         ----------
Total liabilities                                     37,336             16,291

Stockholders' equity
     Common stock, $0.01 par value,
     68,000,000 shares
       Authorized, 15,110,741 and
       14,738,356, issued and outstanding
       at October 3, 1999 and
       December 31, 1998, respectively                   151                147
         Additional paid-in capital                  166,243            160,215
         Accumulated deficit                         (24,395)           (22,598)
         Accumulated other comprehensive                 (55)                43
                                                  ----------         ----------
Total stockholders' equity                           141,944            137,807
Total liabilities and stockholders' equity        $  179,280         $  154,098
                                                  ==========         ==========


The condensed balance sheet at December 31, 1998 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 ANADIGICS, INC.

Date:  October 25, 1999             By: /s/ A.P. Savadelis
                                        -------------------------------------
                                        Name:   A.P. Savadelis
                                        Title:  Treasurer